SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2004

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia		30071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The registrant hereby amends its report on Form 8-K filed on March 26, 2004 by deleting the text under Item 7 and replacing it with the following text.

(b)	Pro Forma Financial Information.

Included as Exhibit 99.1 hereto and incorporated herein by reference.

(c)	Exhibits.

Item No.	Exhibit List

2.1	Agreement and Plan of Merger dated March 22, 2004, by and among Solidus Networks, Inc., Payment Acquisition Corp., InterCept Payment Solutions, LLC and InterCept, Inc.*

2.2	Member Interest Purchase Agreement dated March 22, 2004, by and among Media Billing, L.L.C., Internet Billing Company, LLC and InterCept, Inc.*

10.1	$15,500,000 Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.*

10.2	$2,500,000 Convertible Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.*

99.1	The following unaudited pro forma condensed consolidated financial statements of InterCept, Inc.:

Unaudited Condensed Consolidated Balance Sheet for the period ended March 31, 2004.

Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2004.

Pro Forma Condensed Consolidated Balance Sheet for the year ended December 31, 2003.

Notes to Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of InterCept, Inc. and have been adjusted to give pro forma effect to the disposition of InterCept Payment Solutions. The unaudited pro forma condensed consolidated statements of operations for the periods ended December 31, 2003 and March 31, 2004 give effect to the disposition transaction as if it had occurred as of January 1, 2003. The unaudited pro forma consolidated balance sheet gives effect to the transaction as if it had occurred as of March 31, 2004.

The unaudited pro forma consolidated financial statements have been prepared by InterCept, Inc. based upon certain assumptions as disclosed in the accompanying footnotes. The unaudited pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of InterCept, Inc., or of the financial position or results of operations of InterCept, Inc. that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that in the future the Company’s financial statements will reflect the disposition of the InterCept Payment Solutions only from March 22, 2004.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of InterCept, Inc.

*	Previously filed with the registrant’s Current Report on Form 8-K filed March 26, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERCEPT GROUP, INC.

By:	/s/ G. Lynn Boggs
G. Lynn Boggs, President

Dated: June 7, 2004

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